CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the headings "Financial Highlights" and  “Independent Registered Public Accounting Firm” on Form N-1A.

PricewaterhouseCoopers LLP

Philadelphia, PA
June 11, 2009